EXHIBIT 10


       Exhibit 10 - Court Order on Trustee Compensation dated May 16, 2001



STATE OF MINNESOTA                                                DISTRICT COURT

COUNTY OF RAMSEY                                        SECOND JUDICIAL DISTRICT

                                                     Court File No. C5-72-386008
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In the Matter of the Trust known as
Great Northern Iron Ore Properties                                         ORDER

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          This matter came on for hearing before the undersigned on May 16,
2001, upon the Petition for Allowance of Accounts and for Instructions filed by Joseph S. Micallef, Harry L. Holtz, Roger W. Staehle and Robert A. Stein, the Trustees of the Trust known as Great Northern Iron Ore Properties ("Trust").

          Sue Ann Nelson of Oppenheimer Wolff & Donnelly LLP and Steven G. Mahon of Ryan Mahon & Brown P.A., appeared on behalf of the Trustees of the Trust ("Trustees").

          The Court, having heard the arguments of counsel, and based upon the Petition, the affidavits filed in support of the Petition and the entire file and record herein,

          IT IS HEREBY ORDERED:

          1. Due, published and mailed notice of this hearing was given pursuant to the Court's Order dated March 29, 2001, as more fully appears from the proof of publication and Affidavits of mailing contained in the file.

          2. The accounts of the Trustees for the calendar year 2000 are approved, settled and allowed in all respects.


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 Exhibit 10 - Court Order on Trustee Compensation dated May 16, 2001 (continued)


          3. The requested increase in the compensation of the President of the Trust from $90,000 per annum to $100,000 per annum effective January 1, 2001 (plus the continuation of the additional sum equal to 1% of the excess of the gross income of the Trust over $5 million per annum up to a maximum additional sum of $35,000 as currently in effect) is granted.

          4. The requested increase in the compensation of the Trustees other than the President from $40,000 per annum to $50,000 per annum, effective January 1, 2001, is granted.


                                                         BY THE COURT

Dated:  May 16, 2001                                     /s/ Michael T. DeCourcy
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                                                         Michael T. DeCourcy
                                                         Judge of District Court